Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	May 1, 2008 - May 31, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CONT)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized Individual*	July 2, 2008
(on behalf of Sea Containers Ltd)	Date

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	July 2, 2008
(on behalf of Sea Container Services Limited)	Date

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.
** As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, MAY 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of May 31, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, and March 31, 2008.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance.  Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)   No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12 months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
Reporting Dates: May 1 - May 31, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C Dep	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	186,587	27,291	24,146,831	76,415	218,140	(184)	0	3,551	54,866	2,365	5,423	497,501	25,218,786

Receipts
Insurance claim													0
Inter company receivable													0
Chassis Rental													0
Sale of ships													0
Foreign Exchange Revaluation	19,480				(6,519)								12,961
Interest Income	430		26,169	193	29		201	12					27,034
Sweep from SCS					(1,290,808)								(1,290,808)
Intra company sweep	(135,474)	121,404	(6,005,000)		1,129,867	44,233	199,970		4,625,000	20,000			0
Income received from Ge Seaco													0
Container Rental				200									200
Total Receipts	(115,564)	121,404	(5,978,831)	393	(167,431)	44,233	200,171	12	4,625,000	20,000	0	0	(1,250,613)

Disbursements
Net Payroll		18,000											18,000
Loan interest		20,833							850,002				870,835
Sales Use & Other Taxes													0
Inventory Purchases													0
Secured/Rental/Leases													0
Insurance													0
S, G & A costs	223	65,472		134	39	44,233		79	3,829,099	11	4,406		3,943,696
Selling													0
Other (Attach List)													0
Contra													0
Sweep to SCS													0
Transfers (To DIP Accts)													0
Intra company sweep													0
Professional Fees													0
U.S. Trustee Quarterly Fees													0
SC Treasury funding													0
Court Costs													0
Total Disbursements	223	104,305	0	134	39	44,233	0	79	4,679,101	11	4,406	0	4,832,531

Net Cash Flow (Receipts Less Disbursements)	(115,787)	17,099	(5,978,831)	259	(167,470)	0	200,171	(67)	(54,101)	19,989	(4,406)	0	(6,083,144)

Cash End of Month	70,800	44,390	18,168,000	76,674	50,670	(184)	200,171	3,484	765	22,354	1,017	497,501	19,135,642

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	4,832,531
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	4,832,531

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)

	Reporting Dates:	May 1 to May 31, 2008

Schedule of Cash Receipts and Disbursements in $USD

(Conversion rate: £ = $1.98)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	(28,518)	0	50,000	21,482

Receipts
Foreign exchange		62			62
Accounts Receivable					0
Interest receivable					0
Depoit repaid					0
Funding From SCL		1,290,808			1,290,808
Inter company settlement					0
Tax refund					0
Total Receipts	0	1,290,870	0	0	1,290,870

Disbursements
Net Payroll		595,238			595,238
Payroll Taxes					0
Other taxes					0
Rates		6,498			6,498
Secured/Rental/Leases					0
Pension		19,139			19,139
Administrative		663,843			663,843
Selling					0
Rent					0
Lease settlement					0
Owner Draw *					0
Transfers (To DIP Accts)					0
Sweep to SCL					0
Professional Fees					0
U.S. Trustee Quarterly Fees					0
Court Costs					0
Total Disbursements	0	1,284,717	0	0	1,284,717

Net Cash Flow (Receipts Less Disbursements)	0	6,152	0	0	6,152

Cash End of Month	0	(22,365)	0	50,000	27,635

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	1,284,717
Less: Transfers To Debtor In Possession Accounts	—
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	—
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	1,284,717

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	27,635
Petty Cash	7,781
Balance per Sea Containers Services Financials April 30, 2008	35,416

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$19,135,642	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.379 million	(8)	184,573	1,955,441
Due from related parties	(4)	742,062	13,481,857
Prepaid expenses and other current assets		591,121	1,718,439
Total current assets		20,653,398	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	124,973,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	227,500,347	197,742,498
Other assets	(7)	2,952,361	3,424,161
Total assets	(1)	$376,079,962	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at May 31, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

As part of the GE SeaCo settlement, as stated in note 6, an amount due from related parties of $18,585,000 in SPC’s balance sheet was written off. This has resulted in the reduction of the carrying value, by the same amount, of the investment in SPC Holdings Ltd, as disclosed in the balance sheet of Sea Containers Ltd.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $521,113,795. This represents a gross intercompany receivable of $1,699,100,042 and a gross intercompany payable of $1,177,986,247. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged, that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008. The balance at May 31, 2008 was $742,062, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $76,211 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the historic audited carrying value of SCL’s investment in GE SeaCo together with GE SeaCo’s financial performance for the year ended December 31, 2007 and estimated results for the period from January 1, 2008 to May 31, 2008.

As previously reported GE SeaCo had asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $14m plus interest of $6m and costs.  The asserted claim was in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA. GE SeaCo had withheld approximately $20m that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA against the full amount that it had claimed to be due to GE SeaCo.   SCL had not accepted the claim and thus the 2007 results, as reported by GE SeaCo had, therefore, been previously adjusted to exclude the financial impact of the claim before inclusion in SCL’s financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue at 31 December 2007 would have increased by $5.7m and SCL would have reported an increase in its investment in GE SeaCo by the same amount.

On April 25, 2008 SCL and General Electric Capital Corporation (“GECC”) entered into a framework agreement to resolve the above and all other claims between the parties and GE SeaCo including those noted in the two preceding paragraphs. The framework agreement was filed with the SEC on April 25, 2008 and was approved by the Bankruptcy Court on June 4, 2008. Whilst it remains subject to final documentation and certain conditions precedent, including the timely completion of SCL’s plan of reorganisation, the settlement is now sufficiently advanced to be recognised in this financial statement. SCL’s share of GE SeaCo’s revenue and its investment in GE SeaCo has been restated this month by $5.7 million to recognise the impact of the claim recorded by GE SeaCo as at December 31 2007, and by a further $1.7 million for the period 1 January 2008 to 31 May 2008.

(7) $2,122,278 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at May 31, 2008. The loan notes will be amortised up to maturity (between March 2009 and June 2012) at a monthly rate of some $47,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $830,083 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company completed a full bad debt review in July 2007 and makes a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$12,860,141	$3,372,476
Accrued expenses	(14)	83,125,813	22,843,429
Current portion of long-term debt	(12), (14)	174,748,349	25,926,107
Current portion of senior notes	(14)	385,577,263	384,938,936
Total current liabilities		656,311,566	437,080,948

Total shareholders’ equity	(11)	(280,231,604)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$376,079,962	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers Ltd estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008 and a decision is expected in July 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12) The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes for the duration of the Chapter 11 case, which was undrawn as at May 31, 2008.

(13) As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (6) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

(14) In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $74,080,264 and the total accrual within this MOR for interest on the current portion on long term debt is $5,438,648. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	May 31, 2008	to May 31, 2008

Revenue	(16)	$10,500,834	$40,700,396

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(19)	(1,031,288)	(56,751,333)
Professional fees	(18)	(83,305)	(46,968,147)
Charges/(credits) against intercompany accounts	(17)	(6,772,752)	148,845,881
Impairment of investment in subsidiary companies	(17)	(18,585,000)	(128,359,138)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(26,472,345)	(93,825,063)

Loss on sale of assets		—	(1,911,437)

Operating profit/(loss)		(15,971,511)	(55,036,104)

Other income (expense)
Investment income		33,426	10,419,918
Foreign exchange gains/(losses)		19,921	(307,871)
Interest expense, net of capitalized interest		(3,822,210)	(75,864,507)

Loss before taxes		(19,740,374)	(120,788,564)
Income tax expense		(179,150)	(8,086,014)
Loss after taxes		$(19,919,524)	$(128,874,578)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(16) Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo’s Owned Fleet, totals $8,686,084 which represents SCL’s share of GE SeaCo’s estimated results for May 2008 of $3,046,084, claims on GE SeaCo for 2007 of $3,922,000 and 2008 claims of $1,718,000 as disclosed in note 6.

Revenue also includes income of $1,814,750 for SCL’s share of the joint venture Pool Fleet. This includes estimated results for May 2008 of $32,750 and the joint venture allocation of the EMA claim settlement as disclosed in note 6, being $1,782,000.

(17) Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to an increase in the net receivable balance due from group companies in the month, which have been written off in accordance with note 3. The main variances are due to foreign exchange movements, cash repatriations and professional fee recharges.

As part of the GE SeaCo settlement, as stated in note 6, an amount due from related parties of $18,585,000 in an indirect subsidiary of Sea Containers Ltd was written off. This has resulted in the reduction of the carrying value, of the same amount, of the investment in a subsidiary, as disclosed in the balance sheet of Sea Containers Ltd.

(18)  As at May 31, 2008 cumulative professional fees totalling $46,968,147 have been expensed. During the month $5,160,611 was expensed. Following the review of professional fees recharges to other group companies for Quarter 1, 2008, $5,077,306 was recharged in the month by Sea Containers Ltd to other group companies. Therefore, for the month, Sea Containers Ltd had a net charge relating to professional fees of $83,305 in the Statement of Operations.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period April 1 to May 31, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(19) Selling, general and administrative expenses for May 2008 includes a recharge of costs via a management fee from Sea Containers Services Limited of $918,000.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		May 31	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$35,416	$274,533
Trade receivables		1,554	419,162
Due from related parties (GE SeaCo)	(3)	51,062	4,805,049
Prepaid expenses and other current assets		3,076,732	14,242,003
Total current assets		3,164,765	19,740,747

Fixed assets, net		15,428	3,410,461

Investments		2,663,916	2,515,920
Intercompany receivables	(2)	26,218,645	29,746,215
Other assets		—	14,975
Total assets	(1)	$32,062,754	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $26,218,645. This represents gross intercompany receivables of $124,403,784 and gross intercompany payables of $98,185,139. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30, 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $51,062 in respect of S,G&A services provided for the period January 2008 to May 2008 to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$674,909	$1,198,421
Accrued expenses		3,086,634	5,736,956
Current portion of long-term debt		1,506,188	1,807,527
Total current liabilities		5,267,731	8,742,904

Total shareholders’ equity		26,795,023	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$32,062,754	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(5) On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008 and a decision is expected in July 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (6) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	May 31, 2008	to May 31, 2008

Revenue		$932,631	$48,586,735

Costs and expenses:
Selling, general and administrative expenses		(643,007)	(35,486,529)
Professional fees	(8)	(4,964,901)	(32,421,666)
Depreciation & amortization		(2,416)	(3,369,592)
Total costs and expenses		(5,610,324)	(71,277,786)

Gains on sale of assets		—	32,136

Operating loss		(4,677,693)	(22,658,915)

Other income (expense)
Interest income		—	44,640
Foreign exchange gains or (losses)		(46)	(169,436)
Interest expense, net of capitalized interest		(14,365)	(325,839)

Loss before taxes		(4,692,103)	(23,109,551)
Income tax credit	(9)	—	2,514,974
Net loss	(7)	$(4,692,103)	$(20,594,576)

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, 2008, April 30, 2008 and October 15, 2006 were $1.98, $1.97 and $1.87 respectively.

(8)  As at May 31, 2008 cumulative professional fees totalling $32,421,666 have been expensed. During the month $218,754 was expensed. Following the review of professional fees charged to other group companies for Quarter 1, 2008, $4,746,147 was recharged in the month by Sea Containers Ltd to Sea Containers Services Limited. Therefore, for the month, Sea Containers Services Limited had a net charge relating to professional fees of $4,964,901 in the Statement of Operations.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period April 1 to May 31, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(9)  The income tax credit for the period October 16, 2006 to May 31, 2008 consists of current tax credit of $2,514,974.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses		—	—
Current portion of long-term debt		—	—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	May 08	April 08
	2008	2008	Movement
	$	$	$
Receivable

SC British Isles	121,992,145	121,376,289	615,856
Fairways and Swinford	124,724	124,094	630
SC Services	82,660,679	77,024,136	5,636,543
GNER Holdings	1,687,929	1,679,404	8,525
SC America Inc	8,586,280	8,586,280	—
SPC	100,529,469	100,656,716	(127,247)
SC Brasilia	10,554,575	10,554,575	—
SC Australia	174,140	170,885	3,255
Mobilbox	182	182	—
Strider 2	4,222,504	4,222,504	—
Vessel Holdings 3	7,644,985	7,644,985	—
Strider 9	1,938,178	1,938,178	—
Strider 10	8,821,179	8,821,179	—
Hyde Park Containers	8,625	8,464	161
Melbourne Park containers	6,009	5,897	112
IRS NZ	4,029	4,029	0
Cooltainers	25	25	—
Technitank	600,000	600,000	—
Boxer 2	2,731,302	2,731,302	—
Boxer 3	13,419,698	13,419,698	—
Contender 1	36,712,498	36,712,498	—
West Australia Line	1,222,855	1,222,855	—
Seacat Limited	423,961	419,681	4,280
SC Ropax	3,294,310	3,302,490	(8,180)
Fast Ferries Ltd	6,721,041	6,687,105	33,936
Nagara Tam	854,524	854,524	—
Nagara Ltd	1,052,675	1,052,675	—
Seafast Management Services	63,965	63,965	—
Paulista Containers	26,308,775	26,308,775	—
CMCI	2,615,747	2,615,747	—
Brasiluvas Agricola	3,477,531	3,451,114	26,417
Societe Bananiere De Motobe	527,531	527,531	—
SC Properties	10,217,854	10,217,854	—
Vessel Holdings	2,390,777	2,390,777	—
Ferry & Port Holdings	1,006,508,068	1,000,768,927	5,739,141
SC Ferries	18,500	18,500	—
SeaCat 2	16,767,463	16,767,463	—
SeaCat 4	16,152,868	16,152,868	—
SC Mauritius	39,229	39,229	—
Freight containers India	18	18	—
Super SeaCat 1	20,435,204	20,435,204	—
Super SeaCat 2	25,593,467	25,593,467	—
Super SeaCat 3	8,714,312	8,714,312	—
Super SeaCat 4	13,090,509	13,090,509	—
SeaCat Ltd	17,200,321	17,200,321	—
SC Finland (Ex Silja Holdings)	60,266,096	60,266,096	—
SeaCat 6	8,394,947	8,394,947	—
SeaCat 7	11,698,925	11,698,925	—
SC Finnjet	15,646,991	15,646,991	—
SC Treasury	16,278,403	16,266,652	11,751
SC Estonia	704,020	396,831	307,189.00
	1,699,100,042	1,686,847,673	12,252,369

	May 08	April 08
	2008	2008	Movement
	$	$	$
Payable

Illustrated London News	(19,772,343)	(19,671,866)	(100,477)
Quota Holdings	(12,000)	(12,000)	—
Super SeaCat Italia	(130)	(130)	—
SC Italia Holdings	(66,621)	(66,621)	—
GNER	(10,395)	(10,342)	(53)
SC Chartering	(58)	(58)	—
Yorkshire Marine Containers	(12,340,946)	(12,278,629)	(62,317)
SC Iberia	(6,548,049)	(6,538,577)	(9,472)
IRS pte	(11,637)	(11,186)	(451)
SC UK	(1,007,984,178)	(1,002,893,339)	(5,090,839)
Burginhall 818	(39,602)	(39,401)	(201)
Contender 2	(5,116,079)	(5,116,079)	—
Atlantic Maritime Services	(2,591,280)	(2,591,280)	—
SeaCo Parts Inc	(45,451)	(45,451)	—
Marine Container Insurance	(12,601,553)	(12,571,553)	(30,000)
SC Holdings	(18,055,764)	(17,964,573)	(91,191)
SC Ports & Ferries	(80,676,352)	(80,676,352)	—
Liverpool Dublin	(42)	(42)	—
Hoverspeed GB	(3,148,170)	(3,132,273)	(15,897)
SC Finland Services	(2,662,598)	(2,639,220)	(23,378)
SC Finance Ireland	(6,302,999)	(6,247,658)	(55,341)
	(1,177,986,247)	(1,172,506,630)	(5,479,617)

Net	521,113,795	514,341,043	6,772,752

Sea Container Services Limited

Intercompany Balances

	USD 1.98	USD 1.97
	May 31	April 30		Movement
	2008	2008	Movement	@ USD 1.98
	£	£	£	$
Receivable

SC British Isles	23,721,005	23,721,005	—	—
Ferry & Port Holdings (incl ILN)	6,497,010	6,497,010	—	—
GNER Holdings	13,762	13,762	—	—
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,164,652	5,152,732	11,920	23,602
SC Maritime	1,111,173	1,111,173	—	—
PCML	7,672	7,672	—	—
Periandros	493,280	489,947	3,333	6,599
Newhaven Marina	0	0	—	—
SC House Management	38,914	38,914	—	—
SC America Inc	29,112	29,112	—	—
SC Railway Services	79,984	73,400	6,584	13,036
Superseacat Italia	92,707	92,707	—	—

	62,830,194	62,808,357	21,837	43,237

Payable

SCL	(41,749,680)	(39,100,419)	(2,649,261)	(5,245,537)
GNER	(20,220)	(2,658)	(17,562)	(34,773)
Newhaven Marina	(3,171,815)	(3,171,815)	—	—
SC Property Services	(4,107,286)	(4,107,286)	—	—
Fairways & Swinford	(118,798)	(118,798)	—	—
SC Treasury	(100,927)	(100,927)	—	—
SC Finland	(319,728)	(319,728)	—	—

	(49,588,454)	(46,921,631)	(2,666,823)	(5,280,310)

	13,241,740	15,886,726	(2,644,986)	(5,237,072)

	$	$
Receivable	124,403,784	123,732,463

Payable	(98,185,139)	(92,435,613)

	26,218,645	31,296,850

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re; Sea Containers Ltd	Case No.

	Reporting Date	May 31, 2008

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	1,439,355

Add Amounts billed during the period	173,231

Less Amounts collected during the period	(49,618)

Other movements (Sundry w/offs)	440

Total accounts receivable at the end of the reporting period	1,563,408

Accounts Receivable Ageing

0 - 30 days old	10,719

31 - 60 days old	6,694

61 - 90 days old	126,838

91 + days old	1,419,157

Total accounts receivable	1,563,408

Amounts considered uncollectible (net)	(1,378,835)

Accounts receivable net	184,573

In Re; Sea Containers Services Limited	Case No.

	Reporting Date	May 31, 2008

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	3,093

Add Amounts billed during the period	778

Less Amounts collected during the period	(2,332)

Other movements - foreign exchange	15

Total accounts receivable at the end of the reporting period	1,554

Accounts Receivable Ageing

0 - 30 days old	0

31 - 60 days old	1,554

61 - 90 days old	0

91 + days old	0

Total accounts receivable	1,554

Amounts considered uncollectible (net)	0

Accounts receivable net	1,554

Sea Containers Ltd

Post Petition Aged Creditors listing

As at May 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	184,634	2,782	—	33,787	221,203

Professional fees	10,562,141	1,895,874	—	153,490	12,611,505

	10,746,775	1,898,656	—	187,277	12,832,708

Professional fees are made up as follows:

AP Services	374,564	—	—	—	374,564
Appleby	63,087	—	—	—	63,087
Attridge-Sterling	18,501	—	—	—	18,501
Bingham McCutchen	984,761	—	—	—	984,761
Carter Ledyard and Milburn	267,691	—	—	—	267,691
Conyers Dill and Pearman	12,899	—	—	—	12,899
Houlihan Lokey Howard	565,721	964,463	—	—	1,530,184
Kirkland and Ellis	4,970,718	—	—	—	4,970,718
Kroll	674,348	252,768	—	—	927,116
Morris Nichols	148,325	—	—	—	148,325
Navigant Consulting	79,195	—	—	—	79,195
Pepper Hamilton	18,429	14,679	—	—	33,108
Pricewaterhouse Coopers	854,262	322,546	—	—	1,176,808
Pricewaterhouse Coopers - Legal	216,025	—	—	—	216,025
Reed Smith Richards Butler	176,160	—	—	—	176,160
Rothschild	178,565	—	—	—	178,565
Sidley Austin	—	—	—	153,490	153,490
Warren H Smith and Assoc	154,906	—	—	—	154,906
Willkie Farr & Gallagher	662,330	297,062	—	—	959,392
Young Conaway	141,654	44,356	—	—	186,010

	10,562,141	1,895,874	—	153,490	12,611,505

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at May 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	309,110	3,004	3,115	65,077	380,305

Professional fees	—	—	—	—	—

	309,110	3,003.66	3,115	65,077	380,305

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X

2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X

3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X

4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X